                                                                    Exhibit 12.1

SL GREEN REALTY CORP.
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                   SL GREEN REALTY CORP.                            SL GREEN COMPANY PREDECESSOR
                                                       (CONSOLIDATED)                                        (COMBINED)
                       -----------------------------------------------------------------   ----------------------------------------
                       SIX MONTHS                                                          JANUARY 1,
                          ENDED                                          AUGUST 21, 1997       1997
                        JUNE 30,         YEAR ENDED DECEMBER 31,        TO DECEMBER 31,   TO AUGUST 20,   YEARS ENDED DECEMBER 31,
                       -----------------------------------------------   ---------------   -------------   ------------------------
                           2000            1999               1998            1997             1997             1996       1995
                       --------------------------------   ------------   ---------------   -------------      --------   --------
EARNINGS

Income (loss) from
  continuing
  operations.........    $15,599          $33,258           $23,482          $ 6,633          $ (100)         $(3,470)   $(6,923)
Interest.............     18,830           27,191            11,699            1,637           4,874            7,252      7,338
Portion of rent
  expense
  representative of
  interest...........      5,142           10,300             9,903              497             867            1,344      1,323
Amortization of loan
  costs..............      1,734            2,278             1,084              110             143              192        200
                         -------          -------           -------          -------          ------          -------    -------
  Total earnings.....    $41,305          $73,027           $46,168          $ 8,877          $5,784          $ 5,318    $ 1,938
                         =======          =======           =======          =======          ======          =======    =======

FIXED CHARGES AND
  PREFERRED STOCK
  DIVIDENDS (1)

Interest.............     18,830           27,191            11,699          $ 1,637           4,874            7,252      7,338
Preferred stock
  dividends..........      4,600            9,200             5,720          --               --                --         --
Interest
  capitalized........     --             --                  --              --               --                --         --
Portion of rent
  expense
  representative of
  interest...........      5,142           10,300             9,903              497             867            1,344      1,323
Amortization of loan
  costs expensed.....      1,734            2,278             1,084              110             143              192        200
                         -------          -------           -------          -------          ------          -------    -------
  Total Fixed Charges
    and Preferred
    Stock
    Dividends........    $30,306          $48,969           $28,406          $ 2,244          $5,884          $ 8,788    $ 8,861
                         =======          =======           =======          =======          ======          =======    =======
Ratio of earnings to
  combined fixed
  charges and
  preferred stock
  dividends..........      1.36x            1.49x             1.63x            3.96x              (2)              (2)        (2)
                         -------          -------           -------          -------          ------          -------    -------

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(1) Prior to May 18, 1998, no preferred stock had been issued or was outstanding.

(2) For the period January 1, 1997 to August 20, 1997 and the years ended December 31, 1996, and 1995, SL Green Predecessor's fixed charge ratios were deficits of $100, $3,470, and $6,923 respectively.